News Release

Contact:	Sandi Noah	Paul DeSantis
	Communications	Chet Fox
	(216) 682-7011	Investor Relations
	sandi.noah@omnova.com	(216) 682-7003

OMNOVA Solutions Inc. Announces CEO Succession

•	Kevin M. McMullen to step down as Chairman, Chief Executive Officer and President of OMNOVA Solutions

•	Anne P. Noonan named President and Chief Executive Officer

•	William R. Seelbach named Chairman of the Board of Directors

BEACHWOOD, OHIO, USA – November 7, 2016 – OMNOVA Solutions Inc. (NYSE: OMN) today announced that it is moving forward with its CEO succession process, and Kevin M. McMullen is stepping down as Chairman, Chief Executive Officer and President, and as a member of the Board of Directors, effective December 1, 2016, to pursue other interests. In over 16 years leading the Company, McMullen succeeded in repositioning OMNOVA as a leader in specialty chemicals and engineered surfaces including aggressive portfolio actions highlighted by the acquisition of Eliokem International. OMNOVA has experienced significant positive momentum with adjusted earnings per share up nearly 60% year-to-date through the third quarter, following 29% growth for the full year 2015. He is enthused about his future and proud of the Company's progress under his leadership.
McMullen will be succeeded by Anne P. Noonan as OMNOVA’s President and Chief Executive Officer, effective December 1, 2016. Ms. Noonan will also be appointed to the Company's Board of Directors. In connection with this leadership transition, the Board of Directors has determined to separate the Chairman and Chief Executive Officer roles, electing William R. Seelbach as the Company's independent, non-executive Chairman, also effective December 1, 2016.
Michael J. Merriman, the Presiding Director of the OMNOVA Board of Directors, commented, “Kevin is a high-integrity leader with strong strategic and business acumen. We are thankful for Kevin’s many years of leadership and his dedicated service to OMNOVA, both as Chief Executive Officer and as
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Chairman. He has consistently been aggressive in assessing the market and competitive environment, and taking the necessary actions to make the Company better. He leaves an organization with a well-designed growth strategy and strong leadership team in place. On behalf of the entire OMNOVA Board and the Company, I want to express our gratitude for a job well done and wish Kevin only the best. He will be missed."
McMullen's initiatives over the years ensured OMNOVA's prominence and profitability despite many market-based challenges. A predominately U.S.-based company when he took charge, McMullen led OMNOVA's transformation into a global enterprise. Today, OMNOVA products are sold in over 90 countries around the world, supported by manufacturing and technology centers on three continents. He drove initiatives to dramatically expand the breadth of OMNOVA's technology to significantly enhance its position as a value-added solutions provider. McMullen, 56, joined the Company in 1996 as President of its Decorative and Building Products unit. He took over as Chief Executive Officer of the Company in 2000 and became Chairman of the Board in 2001. Prior to OMNOVA, McMullen worked for GE and McKinsey & Co.
"I feel really good about where OMNOVA is today as a company," McMullen said. "Our specialty businesses are poised for above-market growth, our balance sheet has improved significantly, and we just completed a far-reaching strategic planning process that highlighted many exciting long-term opportunities. The Company is well-positioned to deliver significant long-term shareholder value." He added, "We have a strong and committed team – I will truly miss the people. But I'm relatively young and I want to pursue other interests. I think now is the time to pursue them."
Noonan, 53, is currently the President of OMNOVA’s Performance Chemicals business. Under her leadership, the segment has significantly improved financial results. These results were accomplished through aggressive implementation of a manufacturing footprint alignment and business model restructuring, delivering cost reductions in excess of $10 million per year while establishing a cost competitive “blueprint” for future specialty growth. Additionally, through a focus on innovation and commercial excellence, a foundation has been established to accelerate specialty growth with accomplished market-specialized talent and a reinvigorated innovation pipeline.
“We are confident Anne will continue to drive enhanced value for shareholders. Anne is an accomplished executive with deep knowledge of the chemicals industry and OMNOVA,” Merriman said. “She has a proven record of transformational change and improving performance through her leadership, customer focus, and emphasis on value creation. We are pleased she has agreed to lead OMNOVA, and we look forward to the contributions she will make to the Company and the Board."
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Noonan brings nearly 30 years of experience in the chemicals industry. Prior to joining OMNOVA in 2014, Noonan served as Senior Vice President and President of Chemtura Corporation’s Industrial Engineered Products business segment with over $1 billion in revenues. During her 27 years with Chemtura and its predecessor, Great Lakes Chemical Corporation, Noonan served in roles of increasing responsibility in mergers & acquisitions, strategic business development, marketing, sales, and technology. She began her career as an Analytical Research Chemist with McNeil Specialty Chemicals Company and Squibb-Linson, Co. She earned her M.S. in organometallic chemistry and her B.S. Honors degree in chemistry from University College Dublin, Ireland. Since 2015, Noonan has been a member of the Board of Directors of CF Industries (NYSE: CF), as well as the Board of Directors of the American Chemistry Council.
Noonan said, “I am excited to have the opportunity to lead OMNOVA and look forward to working with this dedicated, talented team to position the Company as a premier global, innovative specialty solutions provider. Kevin has provided a solid foundation to build upon, developing and leading an organization that is committed to its customers, employees, communities and shareholders.”
William R. Seelbach, 68, will succeed McMullen as OMNOVA’s Chairman. Seelbach has been a non-executive member of OMNOVA’s Board of Directors since 2002. Seelbach is a Senior Advisor with the Riverside Company, the world's largest private equity firm focused on investing in companies at the smaller end of the middle market, and a Senior Managing Director of Headwaters SC, a consulting firm for privately owned businesses. Previously, he was the President and Chief Executive Officer of the Ohio Aerospace Institute, a technology-focused research organization, from 2003 to 2006. Prior to that, he was the President of Brush Engineered Materials, Inc., now known as Materion Corporation, a manufacturer of high performance engineered materials, and held various executive roles with Brush Wellman, Inc. from 1998 to 2002. Seelbach was also the Chairman and Chief Executive Officer of Inverness Partners, a limited liability company engaged in acquiring and operating Midwestern manufacturing companies, and a Partner with McKinsey & Co.

About OMNOVA Solutions Inc.

OMNOVA Solutions is a global innovator of performance-enhancing chemistries and surfaces used in products for a variety of commercial, industrial, and residential applications. As a strategic business-to-business supplier, OMNOVA provides The Science in Better Brands, with emulsion polymers,
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specialty chemicals, and functional and decorative surfaces that deliver critical performance attributes to top brand-name, end-use products sold around the world. OMNOVA's sales for the last twelve months ended August 31, 2016 were $773 million. The Company has a global workforce of approximately 1,950. Visit OMNOVA Solutions on the internet at www.omnova.com.
Notice on Forward Looking Statements.

Statements included in this Press Release that are not historical facts are forward looking statements. These statements involve risks and uncertainties including, but not limited to the operations of the Company and other related items that are detailed in risk factors and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2015, subsequent Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.
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